CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Experts" and "Appendix L- Financial Highlights" within the combined Proxy Statement and Prospectus and "Financial Statements" within the Statement of Additional Information and to the use of our report dated November 26, 2008, with respect to the financial statements and financial highlights for the year ended September 30, 2008 of the AllianceBernstein Municipal Income Fund II- Florida Portfolio and our reports dated December 23, 2008, with respect to the financial statements and financial highlights for the year ended October 31, 2008 of the AllianceBernstein Municipal Income Fund, Inc.- National Portfolio and the AllianceBernstein Municipal Income Fund, Inc.- National Portfolio II which are incorporated by reference in the combined Proxy Statement and Prospectus of this Registration Statement (Form N-14 No.811-04791) of AllianceBernstein Municipal Income Fund, Inc.


                              /s/ ERNST & YOUNG LLP

New York, New York
February 18, 2009